INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                            Page
                                                            ----
Bradley Pharmaceuticals, Inc. and Subsidiaries

  Report of Independent Certified Public Accountants         F-2

  Consolidated Balance Sheets at December 31, 1998
    and 1997                                                 F-3

  Consolidated Statements of Income for the Years
    Ended December 31, 1998 and 1997                         F-5

  Consolidated Statement of Shareholders' Equity
    for the Years Ended December 31, 1998 and 1997           F-6

  Consolidated Statements of Cash Flows for the
    Years Ended December 31, 1998 and 1997                   F-7

  Notes to Consolidated Financial Statements               F-8 - F-24
































                                 F-1








                     REPORT OF INDEPENDENT CERTIFIED
                           PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
Bradley Pharmaceuticals, Inc.



We have audited the accompanying consolidated balance sheets of Bradley Pharmaceuticals, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bradley Pharmaceuticals, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations, and their consolidated share-holders' equity and their consolidated cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.





GRANT THORNTON LLP

Parsippany, New Jersey
March 9, 1999
















                                F-2